Exhibit No. 2
Headway Corporate Resources, Inc.
Form 8-K dated September 29, 1997
File No. 0-23170



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of Headway Corporate Resources, Inc., of our report dated September 15, 1997, with respect to the financial statements of Quality OutSourcing, Inc. included in Headway Corporate Resources, Inc.'s, Form 8-K dated September 29, 1997, filed with the Securities and Exchange Commission.


EICHLER BERGSMAN & CO., LLP

New York, New York
October 8, 1997